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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

DANVERS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 19, 2010

Dear Stockholder:

        I am pleased to invite you to the Danvers Bancorp, Inc. 2010 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., Eastern Time, on May 21, 2010, at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts 01960.

        Enclosed are a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2009 Annual Report. In addition to the formal items of business, we will report on the operations of Danvers Bancorp, Inc. and Danversbank. Directors and officers of the Company will be present to respond to any questions that you may have.

        Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented. Please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

        If you plan to attend the Annual Meeting, please bring the admission ticket attached to your proxy card and photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

        On behalf of the Board of Directors and the employees of Danvers Bancorp, Inc. and Danversbank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Kevin T. Bottomley Chairman of the Board, President and Chief Executive Officer

One Conant Street
Danvers, Massachusetts 01923
(978) 777-2200

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

May 21, 2010
10:00 a.m. Eastern Standard Time

To Holders of Common Stock of Danvers Bancorp, Inc.:

        Notice is hereby given that the 2010 Annual Meeting of Stockholders of Danvers Bancorp, Inc. (the "Company"), will be held on Friday, May 21, 2010 at 10:00 a.m., Eastern Time, at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts 01960, for the following, as more fully described in the accompanying proxy statement (the "Proxy Statement"):

  1.
  To elect five directors to the Company's Board of Directors (the "Board"). The Board has nominated the following five nominees, all of whom are current directors of the Company: Brian C. Cranney; John P. Drislane; John R. Ferris; Thomas Ford; and James J. McCarthy;

  2.
  To ratify the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

  3.
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

        Only stockholders of record as of the close of business on March 26, 2010 are entitled to receive notice of, to attend and to vote at the Annual Meeting. In accordance with Delaware law, for 10 days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts. The list will also be available at the Annual Meeting.

        Your vote is important. Please submit your proxy as soon as possible. Even if you plan to attend the Annual Meeting in person, please complete, sign, and date the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

Sincerely,
Michael W. McCurdy Executive Vice President General Counsel and Secretary

Danvers, Massachusetts
April 19, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 21, 2010:

The Proxy Statement and Annual Report to Stockholders are available at
https://www.snl.com/irweblinkx/GenPage.aspx?IID=1984120&GKP=203213

One Conant Street
Danvers, Massachusetts 01923
(978) 777-2200

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS

 General Information

Why am I receiving this Proxy Statement?

        The Company has made this Proxy Statement and the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 2009 available to you in connection with the Company's solicitation of proxies for use at the Annual Meeting, to be held on Friday, May 21, 2010 at 10:00 a.m., Eastern Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to the stockholders on or about April 19, 2010. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. The Annual Meeting will be held at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts 01960.

What items will be voted on at the Annual Meeting?

        You are being asked to vote on the following items at the Annual Meeting:

  1.
  The election to the Board of Directors of the five nominees named in this Proxy Statement;

  2.
  The ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

  3.
  The transaction of such further business as may properly come before the Annual Meeting. Please note that at this time we are not aware of any such business.

What are the Board's voting recommendations?

        The Board recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

Where are the Company's principal executive offices located and what is the Company's main telephone number?

        The Company's principal executive offices are located at One Conant Street, Danvers, Massachusetts 01923 and the Company's main telephone number is (978) 777-2200.

How can I view the Company's proxy materials for the Annual Meeting on the Internet?

        The Company's proxy materials are available on the Company's website at: https://www.snl.com/irweblinkx/GenPage.aspx?IID=1984120&GKP=203213

Who may vote at the Annual Meeting?

        Each share of the Company's common stock has one vote on each matter. As of March 26, 2010, there were 21,680,907 shares of the Company's common stock issued and outstanding. Only stockholders of record as of the close of business on March 26, 2010 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

        The holders of a majority of all of the shares of the stock entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum for the purpose of considering each proposal. Abstentions and broker non-votes will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. A broker non-vote occurs when a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter. In the event that a quorum is not present at the Annual Meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

What is the voting requirement to approve each of the Proposals?

        For Proposal 1, the nominees must receive a plurality of the votes cast at the Annual Meeting to be elected as directors and to serve until the expiration of their term and until their successors are duly elected and qualified. You may not vote your shares cumulatively for the election of directors.

        For Proposal 2, the affirmative vote of the holders of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on Proposal 2 is required to pass the proposal. This vote is non-binding and in the event that it is not approved by a majority of shares voted at the Annual Meeting, the Audit Committee would reconsider its selection of Wolf & Company, P.C. as the Company's independent registered public accounting firm, but is not obligated to change its selection.

How are abstentions treated?

        Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If you do not vote for a nominee set forth in Proposal 1, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee and will have no effect on the outcome. If you "abstain" from voting for Proposal 2, it will have the same effect as if your vote was not cast with respect to this proposal, and this will have no effect on the outcome. A broker non-vote will have no effect on the outcome of Proposal 1 or Proposal 2.

How are proxies voted?

        All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted by the proxyholders in accordance with the stockholder's instructions.

What happens if I do not give specific voting instructions?

        If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Can I revoke my proxy card and change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company's Corporate Secretary at One Conant Street, Danvers, Massachusetts 01923 prior to the Annual Meeting.

Is my vote confidential?

        Proxy instructions, ballots, voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes, and to facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by a representative from Registrar and Transfer Company, who will serve as inspector of election, and published and filed with the Securities Exchange Commission (the "SEC") on a Form 8-K within four business days following the completion of the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company's Board currently consists of 19 directors, each of whom is elected to a term of three years. All of the Company's directors are independent under the current listing standards of the NASDAQ Stock Market LLC, except for Messrs. Bottomley, McCarthy and O'Neil, who currently serve as officers of the Company. Five directors will be elected at the Annual Meeting to serve for a three-year term until the 2013 Annual Meeting of Stockholders and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

        The Board has nominated Brian C. Cranney, John P. Drislane, John R. Ferris, Thomas Ford, and James J. McCarthy for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled "Nominees for Director" and "Stock Ownership of Directors and Management" for additional information regarding the nominees.

        The following includes a discussion of the business experience for the past five years for each of our nominees and continuing directors. The indicated period for service as a director includes service as a director of Danversbank.

        The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Corporate Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Corporate Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Corporate Governance Committee and the Board of

Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

        In addition to the information presented below regarding each person's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

Nominees for Director

Term to Expire in 2013

        Brian C. Cranney.    Mr. Cranney is President of the Cranney Companies in Danvers, Massachusetts, a diversified line of companies providing electrical, communications, HVAC and fabrication services for retail and commercial customers, which he founded in 1985. As president of the Cranney Companies, Mr. Cranney oversees the budget of a $16 million dollar company, determines costs for jobs and works on contract negotiations. He is an active member of the community, serving on several local, private company and non-profit Boards. As a member of the Board of Directors, he serves on the Company's Governance and Executive Committees. We believe Mr. Cranney's many years of hands-on business experience combined with his proven leadership skills make him an excellent candidate for the Board.

        John P. Drislane.    Mr. Drislane has been an independent commercial real estate developer since 2000 and is the former owner of Essex Bituminous Corp. Essex Bituminous Corp. was a manufacturer and supplier of construction materials to the heavy and highway construction industries. As head of the company, Mr. Drislane was involved the day-to-day running of the company including public relations, contract negotiations and labor relations, banking relations, and financial management. Mr. Drislane earned his B.A. in Finance from Babson College in 1970. He serves as the Chair of the Company's Audit Committee. With his many years of management experience and service to the community, we believe Mr. Drislane is well qualified to serve on the Board.

        John R. Ferris.    Mr. Ferris has served as the President and principal of Copley Capital, LLC, a management consulting firm in Newburyport, Massachusetts since 2004. From 1995 to 2004, he served as President and COO of Mobility Services International. Prior to his tenure at Mobility Services, he was CEO of BioQuest and a Vice President of Freudenberg USA. He earned his B.A. in Economics from Boston College in 1979. He serves as Chair of the Company's Compensation Committee and as a member of the Governance Committee. Mr. Ferris brings his skills in the areas of strategic planning and marketing to the Board.

        Thomas Ford.    Mr. Ford has served as President of T Ford Company, Inc., a civil and environmental contracting company since 1987. In addition, he is principal in a number of real estate developments that include residential and commercial land development, new home construction and commercial rental property. Mr. Ford earned his B.S. in Civil Engineering at Northeastern University in 1978 and his M.S. in Civil Engineering at the Georgia Institute of Technology in 1982. He also earned his M.S. in Real Estate Development at the Massachusetts Institute of Technology in 1985. In addition to serving on the Board at Danversbank, Mr. Ford is also on the Board of Hospice of the North Shore. He is active in the community, contributing to charitable and civic events. He serves on the Company's Audit Committee. Mr. Ford brings business, management, and customer-based experience to the Board. With his many years as head of T Ford Company, he also brings extensive leadership experience.

        James J. McCarthy, Executive Vice President/Chief Operating Officer.    Mr. McCarthy was the President and Chief Executive Officer of Revere Federal Savings Bank and joined Danversbank as Executive Vice President when the merger of the two institutions took place in September 2001. Mr. McCarthy worked at Revere Federal Savings Bank for 16 years prior to the merger and became the Chief Operating Officer of Danversbank in 2003. Prior to Revere Federal, Mr. McCarthy worked at Ernst & Young LLP for five years. Mr. McCarthy received a B.S. in Accounting from Northeastern University and became a CPA in 1983. Mr. McCarthy currently oversees the Finance, Retail Banking, Risk Management, Compliance, Facilities, Information Technology and Investment Departments of Danversbank. Mr. McCarthy brings business management, finance and accounting, along with industry knowledge, leadership, and strategic planning experience to the Board.

Continuing Directors

Term to Expire in 2011

        Neal H. Goldman.    Mr. Goldman has served as Vice President for Industry Relations at Iron Mountain Group in Boston, Massachusetts since 1999. He earned his B.S. in Business from Boston University in 1973 and his M.B.A. from Babson College in 1979. Mr. Goldman serves as the President of the Iron Mountain Charitable Foundation, and on the Board of Directors for the Jewish Rehab Center in Swampscott, MA. Mr. Goldman serves on the Board of Directors for the Danversbank Charitable Foundation. He is a member of the Company's Compensation Committee. We believe Mr. Goldman's qualifications to serve on the Board of Directors include his demonstrated experience in executive leadership, strategic planning, and governance of a public company.

        J. Michael O'Brien.    Mr. O'Brien is Chief Executive Officer and President of Eagle Air Freight, Inc. and Trustee of O'Brien Realty Trust of Chelsea, Massachusetts. He has held both positions since 1981. Mr. O'Brien serves as the Company's Lead Director and is a member of its Compensation and Executive Committees. Mr. O'Brien brings his experience and expertise in business management, company leadership, and corporate governance to the Board.

        John J. O'Neil, Executive Vice President/Chief Lending Officer.    Mr. O'Neil joined Danversbank as Executive Vice President, Senior Lending Officer in November of 2001. As a member of senior management, Mr. O'Neil is directly responsible for managing Danversbank's commercial and residential loan portfolios and developing new loan products. Mr. O'Neil joined Danversbank from MetroWest Bank, where he was Executive Vice President, Senior Lender. He was previously employed by Boston Private Bank & Trust Company, where he was Senior Vice President, Commercial Lending, and USTrust and Patriot Bank, where he was Senior Vice President, Commercial Lending. Mr. O'Neil also serves as President of One Conant Capital, a subsidiary of Danversbank. Mr. O'Neil's extensive commercial lending, management and leadership experience provides value to the Board's deliberations and decision-making.

        John M. Pereira.    Mr. Pereira has served as President of Combined Properties, Inc. since 1991, where he is currently Chief Executive Officer. Prior to joining Combined Properties Mr. Pereira was a partner at the law firm of Sherin and Lodgen. He earned his B.S. from the University of Massachusetts at Dartmouth and his J.D. from Boston College Law School in 1981. In addition to his work with the Board, he serves on the Board of Directors for the Malden YMCA, South Shore YMCA, and the Malden-based non-profit, Triangle. In addition to his position at Combined Properties, Mr. Pereira is a registered Real Estate Broker. As an attorney, Mr. Pereira brings his extensive legal and commercial real estate experience to the Board, along with his work in the business and non-profit communities.

        Diane T. Stringer.    Ms. Stringer has served as the President and Chief Executive Officer of Hospice of the North Shore since 1989. She earned her B.S. in Nursing from Case Western Reserve University in 1976 and her M.S. in Health Policy from Harvard University in 1982. Ms. Stringer brings business and management experience, along with her extensive background in customer relations and care to the Board.

Term to Expire in 2012

        Kevin T. Bottomley, President and Chief Executive Officer.    Mr. Bottomley became Chief Executive Officer and President of Danversbank in 1996. He became Chairman of the Board of Directors in 2003. Prior to arriving at Danversbank, he was the Chief Lending Officer and Executive Vice President at Boston Private Bank & Trust Company. Mr. Bottomley began his career at Bankers Trust in 1976 in the Asia Pacific division and also worked for many years at The First National Bank of Boston as a Vice President in its Asia Pacific Division in the Reverse Multinational Group and in its London Branch. Mr. Bottomley earned his undergraduate degree from Harvard College in 1974 and earned his M.B.A. from the University of Virginia in 1976. Mr. Bottomley's qualifications to serve on the Board include his demonstrated experience in executive leadership, strategic planning and governance of a public company.

        Diane C. Brinkley.    Ms. Brinkley served as the President and owner of Murphy's Fruit Mart, Inc. in Danvers, Massachusetts from 1980 until her retirement in 2005. She has been a member of the Board of Directors of Danversbank since 1988. Ms. Brinkley brings to the Board many years of business, management and customer based experience, along with a knowledge of crisis and risk management.

        Robert J. Broudo.    Mr. Broudo has served as Headmaster of the Landmark School in Beverly, Massachusetts, a private school for students with learning disabilities, since 1990. He has been a member of the faculty holding various positions at Landmark for over 40 years and throughout that time has been an active member of the North Shore community. Mr. Broudo serves on the Board of Trustees for the Waring, Glen Urquhart, and Brookwood Schools. In addition to being a director at Danversbank since 1998, he is also on the Board of Directors of Creative Soul of Children, Inc. Mr. Broudo is a member of the Company's Governance and Compensation Committees. We believe Mr. Broudo's many years of service to the community and managerial experience at Landmark School have provided him with the qualifications to serve on the Board.

        Craig S. Cerretani.    Mr. Cerretani is a founding principal of Longfellow Financial, LLC and currently manages the company's Executive Benefit Practice in Boston, Massachusetts. Mr. Cerretani works extensively in the areas of executive and employee benefits planning as well as in wealth transfer techniques for closely held and/or family owned businesses. Mr. Cerretani earned his B.A. from The College of the Holy Cross in 1979. Additionally, Mr. Cerretani serves on a number of local community boards and provides leadership to a local community groups. Mr. Cerretani serves as the Chair of the Company's Governance Committee. Mr. Cerretani brings leadership, management and executive compensation skills to the Company's Board.

        Mark B. Glovsky.    Mr. Glovsky is the Managing Member of Glovsky & Glovsky LLC, a general practice law firm located in Beverly, Massachusetts. He has been with the firm since 1973. Mr. Glovsky earned his undergraduate degree from Dartmouth College in 1970 and his law degree from Boston College Law School in 1973. Mr. Glovsky has been involved in many community and non-profit organizations throughout his career, including serving as Chairman of the Board of Directors of the North Shore Chamber of Commerce and Chairman of the Board of Trustees of Montserrat College of Art. We believe Mr. Glovsky's qualifications to serve on the Board include his extensive legal and business experience along with his involvement in the North Shore community.

        Eleanor M. Hersey.    Ms. Hersey is a retired treasurer of The Wakefield Corporation, a position she held from 1975 to 1989. As treasurer, she was responsible for the Corporation's financials. Since 2001, she has been a partner and treasurer of Sunset Acres LLC, a real estate and investment company. In addition to her professional accomplishments, Ms. Hersey is actively involved in the community. She has been on the Board of Directors of the Danvers Community Council since 1994. As part of her work with the Community Council, she co-founded the Danvers People to People Food Pantry later in 1994. These organizations provide valuable services to the Danvers community. Ms. Hersey serves on the Audit committee of Danversbank. She brings experience in accounting, finance, and business management to the Board.

        Mary Coffey Moran, CPA.    Ms. Moran has served as the CFO of St. John's Preparatory School in Danvers, Massachusetts since February 1, 2010. Prior to joining St. John's Preparatory School, Ms. Moran managed her own financial consulting business, MCM Consulting. She founded the company in 2001. Ms. Moran earned her B.A. in Economics from The College of the Holy Cross in 1977 and an M.B.A. and M.S. in Accounting from Northeastern University in 1979. She currently serves as a Trustee at The College of the Holy Cross. Ms. Moran presently serves on the Company's Audit Committee. With her background in finance and accounting, Ms. Moran brings a valuable skill set to the Board.

        Pamela C. Scott.    Ms. Scott is President and CEO of LVCC, Inc., a corporate and non-profit business development and organizational consulting firm, founded in 2003. Ms. Scott has over 30 years of sales and management experience in financial and investment services. Previously, Ms. Scott managed client investments as a Senior Vice President at State Street Corporation and also led State Street Global Advisors' Charitable Asset Management department, serving non-profit organizations. Ms. Scott earned a B.A. in Economics from Rice University in 1973 and an MBA in Finance from the Tuck School of Business at Dartmouth College in 1975. Ms. Scott brings investment management and non-profit organizational experience to the Company's Board.

        Michael F. Tripoli.    Mr. Tripoli was a founding partner in the firm Grandmaison & Tripoli, LLP, a CPA firm located in Danvers, Massachusetts and founded in 1985. He earned his undergraduate degree from Merrimack College in 1980 and a Master of Science in Taxation from Bentley College in 1990. Mr. Tripoli is actively involved in several local community organizations, including the American Institute of CPA's, the Massachusetts' Society of CPA's, and the North Shore Chamber of Commerce. He is also a past member of the Board of Advisors of Bishop Fenwick High School and the Past-Treasurer and Member of the Board of Trustees of North Shore Music Theater. Mr. Tripoli's experience and background in accounting and finance provides value to the Board.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
TO THE BOARD OF DIRECTORS LISTED ABOVE

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

        It is the critical function of the Board to oversee the Company's executive management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the directors take a proactive approach to their position, and establish appropriate policy to ensure that the Company is committed to success through maintenance of high standards of responsibility and ethics.

        Members of the Board bring to the Company a wide range of experience and knowledge. These varied skills provide for strong leadership and effective corporate governance. The Board works closely with senior management to provide for effective decision-making, compliance with Company policy and regulations, and strong leadership. The Company's corporate governance policy is available for review at www.danversbank.com/investor_relations.

Board Leadership Structure

        Mr. Bottomley has served as a member of our Board of Directors since becoming Chief Executive Officer and President of Danversbank in 1996. Mr. Bottomley became Chairman of the Company in 2008. Mr. O'Brien has served as our Lead Director since 2008. The Lead Director's role is to work with the Chairman to determine Board agenda items and foster contributions of other directors during the Board's deliberations.

        Our Board of Directors encourages strong communication among all of our independent directors and the Lead Director. Our Board of Directors also believes that it is able to effectively provide independent oversight of the Company's business and affairs, including risks facing the Company, through the composition of our Board of Directors, the Lead Director, the strong leadership of the independent directors and the independent committees of our Board of Directors, and the other corporate governance structures and processes already in place. Sixteen of the nineteen members of our Board of Directors are non-management directors, and all of these non-management directors are independent under the independence rules of the NASDAQ Stock Market LLC. All of our directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, our Audit Committee and our Governance Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

        The Board of Directors plays an important role in the risk oversight of the Company. Although the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to completely eliminate or mitigate their occurrence or effects, the Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each is responsible for making.

        In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, market risk, interest rate risk, credit risk, regulatory risk and various other matters relating to the Company's business, (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, new hires and promotions to the Company's senior management positions, (3) the direct oversight of specific areas of the Company's business by the Audit Committee and the Governance Committee, and (4) regular periodic reports from the Company's internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board's attention.

        Pursuant to the Audit Committee's charter, the Audit Committee is specifically responsible for reviewing and discussing with management and the Company's external and internal auditors matters and activities relating to financial reporting and internal controls of the Company, and the guidelines and policies that govern the process by which the Company's exposure to risk is assessed and managed by management.

Board Committees

        During 2009, the Board met 10 times. Each director attended at least 75% of the combined total number of meetings of the Board and Board Committees of which he or she was a member. Consistent with the Company's corporate governance policy, the independent directors meet at least twice each year in executive session. In addition, the Company strongly encourages all directors and nominees to attend each Annual Meeting. Fifteen of the directors attended the Annual Meeting held on May 8, 2009 and the Company anticipates that all of the directors will attend the 2010 Annual Meeting.

        The Board has four standing committees: Executive, Governance, Audit and Compensation. The Board has adopted a written charter for each of the standing committees, which are available on the Company's website at www.danversbank.com/investor_relations.

        Executive Committee.    The Executive Committee consists of J. Michael O'Brien, Robert J. Broudo and Brian C. Cranney. The Executive Committee is responsible for directing and transacting any business of the Company which properly might come before the Board of Directors, except such as by law, only the full Board is authorized to perform. The Executive Committee documents its proceedings and reports on any actions taken at the next meeting of the Board of Directors. The Executive Committee did not meet in 2009.

        Governance Committee.    The Governance Committee consists of Craig S. Cerretani (Chair), Robert J. Broudo, Brian C. Cranney and John R. Ferris. The Governance Committee is responsible for the annual selection of the Board's nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementing and monitoring the adherence to Danvers Bancorp's corporate governance policy. Each member of the Governance Committee is independent under the definition contained in the listing standards of the NASDAQ Stock Market LLC. The Governance Committee met a total of three times during 2009.

        Audit Committee.    The Audit Committee currently consists of John P. Drislane (Chair), Thomas Ford, Eleanor M. Hersey and Mary Coffey Moran. Duties of the Audit Committee include the following: reviewing annually the scope of the proposed internal audit and external audit activities, as well as the actual coverage of those activities; discussing the contents of our annual and quarterly consolidated financial statements with management, the independent registered public accounting firm and the chief auditor; appointing or terminating, determining the compensation of, and evaluating the quality and independence of, the independent registered public accounting firm; pre-approving the scope of services provided by and fees paid to the independent registered public accounting firm for audit, audit-related and permitted non-audit-related services; overseeing the internal audit function; reviewing the scope and content of examinations of the Company by banking and other regulatory agencies and reporting their conclusions to the Board; and reviewing with management and the Company's General Counsel the nature and status of significant legal matters. The Board has determined that Ms. Moran qualifies as an "audit committee financial expert" as defined by the SEC and that all members of the Audit Committee are independent and financially sophisticated in accordance with the listing standards of the NASDAQ Stock Market LLC. The report of the Audit Committee is included in this Proxy Statement. The Audit Committee met a total of eight times during 2009.

        Compensation Committee.    The Compensation Committee consists of John R. Ferris (Chair), Robert J. Broudo, Neal H. Goldman and J. Michael O'Brien. The Compensation Committee is responsible for determining annual grade and salary levels for employees and establishing personnel policies. Each member of the Compensation Committee is independent under the listing standards of the NASDAQ Stock Market LLC. The report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee met a total of seven times during 2009.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that set forth standards of ethical business conduct for all directors, officers and employees of the Company. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ Stock Market LLC listing standards. A copy of the Code and any amendments to or waivers of the requirements under the Code, are available on the Company's website at www.danversbank.com/investor_relations.

        The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating, among other things, to:

  •
  Accounting practices, internal accounting controls or auditing matters and procedures;

  •
  Theft or fraud of any amount;

  •
  Insider trading;

  •
  Performance and execution of contracts;

  •
  Conflicts of interest; and

  •
  Violations of securities and antitrust laws.

        Any employee, stockholder or other interested party can submit a report to the Audit Committee either in writing to: Internal Audit Services, P.O. Box 161, Danvers, Massachusetts 01923; or by calling the Ethics Reporting Program at (800) 765-3277. Such reports may be submitted confidentially or anonymously. In addition, a report may be submitted by email to audit.services@danversbank.com. (Please note, however, that anonymity cannot be maintained for email.)

Board Nominations

        The Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Governance Committee or the Board decides not to renominate a member for reelection, or if the size of the Board is increased, the Governance Committee would seek to identify appropriate director candidates. In addition, the Governance Committee is authorized by its charter, subject to prior approval from the Board, to engage a third party to assist in the identification of director nominees.

        Neither the Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating nominees. The Governance Committee may consider whether a nominee, if elected, would have the necessary qualifications, professional background and core competencies to discharge his or her duties as well as the ability to add something unique and valuable to our Board of Directors as a whole. The Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

  •
  Has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

  •
  Has experience and achievements demonstrating the ability to exercise and develop good business judgment;

  •
  Is willing to make the necessary time commitment to the Board and its committees, which includes being available for Board and Committee meetings;

  •
  Is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

  •
  Is involved in other activities or interests that do not create a conflict with Board responsibilities or the Company's stockholders; and

  •
  Has the capacity and desire to represent the best interests of our stockholders as a group and not a special interest group or constituency.

        The Governance Committee will also take into account whether a candidate satisfies the criteria for "independence" under the NASDAQ Stock Market LLC listing standards, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Stockholder Nominations

        The Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Any stockholder can submit the names of candidates for director by writing to the Governance Committee, care of the Corporate Secretary, at Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts 01923. The Governance Committee must receive a submission not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The submission should include the following information:

  •
  The name and address of record of the stockholder;

  •
  A representation that the stockholder is a record holder of the Company's securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  The name, age, business and residential address, educational background, current principal occupation or employment and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in the Governance Committee Charter and which are discussed in further detail below in the section above;

  •
  A description of all arrangements or understandings between the stockholder and proposed director candidate;

  •
  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company's Annual Meeting of Stockholders and (ii) to serve as a director if elected as such Annual Meeting; and

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

        A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements in "Advance Notice of Business to be Conducted at an Annual Meeting." There were no submissions by stockholders of Board nominees for our Annual Meeting.

Communications with the Board

        Stockholders who wish to communicate with our Board or with any director can write to the Governance Committee, care of the Corporate Secretary, at Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts 01923. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will forward the communication to the director(s) to whom it is addressed, or, if the inquiry is a request for information about the Company or a stock-related matter for example, the Corporate Secretary will respond directly. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

        At each Board meeting, the Corporate Secretary shall present a summary of all communication received since the last meeting and make those communications available to the directors upon request.

Transactions with Related Parties

        The Company's Code of Business Conduct and Ethics sets forth standards applicable to contracts with, and the retention of services of, any director or officer (or his or her related interest) in an amount exceeding $120,000, as required by the rules of the NASDAQ Stock Market, LLC. In general, the Code of Business Conduct and Ethics requires that such contracts or services shall be entered into only on substantially the same terms and conditions as those prevailing for comparable market transactions. The Code of Business Conduct and Ethics further requires that an insider who is a director who has an interest in a covered contract or service is required to formally abstain from negotiating, entering into, reviewing or approving any such contract or service. Moreover, the Code of Business Conduct and Ethics provides any covered contract or service with an insider requires the formal approval of a majority of the Board of Directors, excluding any individual interested in such transaction. Although the foregoing written policy applies only with respect to transactions in excess of banking regulations, the Company generally follows the guidelines of such policy in connection with smaller transactions as well.

        In the ordinary course of business, the Company does business or receives services from entities that members of the Board of Directors of the Company have a financial interest. During the year ended December 31, 2009, the Company contracted electrical and HVAC services with an entity owned by a member of the Board of Directors in the amount of $161,000 and paid premiums on life insurance policies amounting to $146,000 brokered by a Board member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

        Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's Common Stock, including shares owned by its directors and executive officers.

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership
BlackRock, Inc.(1)	1,293,281	5.8%
40 East 52nd Street New York, NY 10022
First Bankers Trust Services, Inc.	1,427,102	6.4%
as Trustee for the Danvers Bancorp, Inc. Employee Stock Ownership Plan(2) One Conant Street Danvers, MA 01923
Lord, Abbett & Co., LLC and Lord Abbett Research Fund, Inc.—Small-Cap Value Series(3)	1,680,926	7.5%
90 Hudson Street Jersey City, NJ 07302
Vaughan Nelson Investment Management, Inc. and Vaughan Nelson Investment Management, L.P.(4)	1,250,930	5.6%
600 Travis Street, Suite 6300 Houston, TX 77002
Wellington Management Company, LLP(5)	1,434,701	6.4%
75 State Street Boston, MA 02109

(1)
Based exclusively on a Schedule 13G filed by BlackRock, Inc. on January 20, 2010.

(2)
Reflects shares held in ESOP for the benefit of employees of the Company based exclusively on a Schedule 13G filed by First Bankers Trust Services, Inc. on February 3, 2010. Under the terms of the ESOP, the ESOP Trustee will vote shares allocated to participants' accounts in the manner directed by the ESOP Committee. The Trustee is subject to fiduciary duties under ERISA. The Trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

(3)
Based exclusively on Schedule 13G's filed by Lord, Abbett & Co. LLC and Lord Abbett Research Fund, Inc.—Small-Cap Value Series on February 12, 2010.

(4)
Based exclusively on a Schedule 13G filed by Vaughan Nelson Investment Management, Inc. and Vaughan Nelson Investment Management, L.P. on February 9, 2010. The filer claimed shared power to dispose or to direct the disposition of 156,930 shares.

(5)
Based exclusively on a Schedule 13G filed by Wellington Management Company, LLP on February 12, 2010. The filer claimed shared power to vote or direct the vote of 1,327,963 shares and shared power to dispose or to direct the disposition of 1,434,701 shares.

        The following table details, as of the Record Date, information concerning the beneficial ownership of our Common Stock by:

  •
  Each director;

  •
  Our principal executive officer, principal financial officer and principal operating officer in 2009; and

  •
  All directors and named executive officers as a group.

        In general, beneficial ownership includes those shares that can be voted or transferred.

Director	Age	Position	Director Since	Term Expires	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class(3)
NOMINEES
Brian C. Cranney	53	Director	2002	2013	63,742		*
John P. Drislane	66	Director	1996	2013	69,742	(4)	*
John R. Ferris	53	Director	1993	2013	57,672	(5)	*
Thomas Ford	54	Director	1999	2013	82,242	(6)	*
James J. McCarthy	49	Executive Vice President, Chief Operating Officer	2001	2013	237,113		*
DIRECTORS CONTINUING IN OFFICE
Kevin T. Bottomley	57	Chairman, President and Chief Executive Officer	1996	2012	544,214	(7)	*
Diane C. Brinkley	60	Director	1988	2012	50,742		*
Robert J. Broudo	61	Director	1998	2012	51,742		*
Craig S. Cerretani	56	Director	2003	2012	69,742	(8)	*
Mark B. Glovsky	62	Director	2009	2012	25,619		*
Neal H. Goldman	58	Director	2004	2011	89,842	(9)	*
Eleanor M. Hersey	74	Director	1988	2012	52,742		*
Mary Coffey Moran	54	Director	2007	2012	64,742		*
J. Michael O'Brien	56	Director	2001	2011	75,442	(10)	*
John J. O'Neil	56	Executive Vice President, Chief Lending Officer	2001	2011	236,520	(11)	*
John M. Pereira	54	Director	2007	2011	89,742		*
Diane T. Stringer	56	Director	1999	2011	57,242		*
Pamela C. Scott	58	Director	2009	2012	12,626		*
Michael F. Tripoli	52	Director	2009	2012	18,486		*
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
L. Mark Panella	54	Executive Vice President, Chief Financial Officer	N/A	N/A	126,982		*
Michael W. McCurdy	41	Executive Vice President, General Counsel and Secretary and Director of Retail Banking	N/A	N/A	46,241	(12)	*
Directors and Officers as a group (21) persons					2,110,551		10.02%

*
Less than 3%

(1)
Except as otherwise noted, each person has sole, or shared with spouse, voting and dispositive power as to the shares reported.

(2)
Does not include 615,900 shares owned by the Danversbank Charitable Foundation, Inc. The directors of the foundation are Messrs. Goldman, Pereira, O'Brien, O'Neil, Ardiff and Dawley, Ms. Hersey, Ms. Stringer and Ms. Brinkley. The President, Treasurer and Clerk are Messrs. Bottomley, McCarthy and Ford, respectively.

(3)
Calculated based on outstanding shares of Danvers Bancorp, Inc. common stock as of the Record Date.

(4)
Includes 10,000 shares owned by Mr. Drislane's spouse.

(5)
Includes 440 shares held in an IRA owned by Mr. Ferris's spouse and 350 shares held in a trust of which Mr. Ferris's spouse is trustee.

(6)
Includes 15,000 shares held in an IRA owned by Mr. Ford's spouse and 15,000 shares owned by a corporation of which Mr. Ford is President.

(7)
Includes 6,000 shares owned by Mr. Bottomley's spouse.

(8)
Includes 10,000 shares held in a trust of which Mr. Cerretani is trustee.

(9)
Includes 20,000 shares held in a trust of which Mr. Goldman is trustee, 20,000 shares owned by a corporation of which Mr. Goldman is President and 100 shares held in a trust of which Mr. Goldman and his spouse are trustees.

(10)
Includes 20,000 shares owned by a trust of which Mr. O'Brien is trustee, 5,500 shares held by Mr. O'Brien's sons and 200 shares owned jointly with a family member.

(11)
Includes 1,600 shares held in an IRA owned by Mr. O'Neil's spouse.

(12)
Includes 2,426 shares owned jointly with Mr. McCurdy's spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's common stock is registered with the SEC pursuant to Section 12 of the Exchange Act. Accordingly, our directors, senior management and beneficial owners of more than 10% the Company's common stock are required to disclose beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5, which are filed with the SEC. At the present time, the Company has no knowledge of any individual, group or entity with beneficial ownership of more than 10% of the Company's common stock. In addition, based on the Company's review of ownership reports, the Company believes its directors and senior management timely complied with the reporting requirements of Section 16(a) for the period ended December 31, 2009.

DIRECTOR COMPENSATION

        The Company's primary goal is to provide competitive and reasonable compensation to independent directors in order to attract and retain qualified candidates to serve on the Company's Board. Directors who are also officers of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Non Qualified Deferred Compensation Plan, as defined below.

        The following table sets forth certain information as to the total remuneration paid to our directors other than Messrs. Bottomley, McCarthy and O'Neil for the year ended December 31, 2009. No compensation was paid to Messrs. Bottomley, McCarthy or O'Neil for their services as director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Brinkley, Diane C.	23,600	198,367	125,290	N/A	N/A	9,453	356,710
Broudo, Robert J.	42,100	198,367	125,290	N/A	N/A	15,205	380,962
Cerretani, Craig S.	31,600	198,367	125,290	N/A	N/A	14,537	369,794
Cranney, Brian C.	35,700	198,367	125,290	N/A	N/A	15,441	374,798
Drislane, John P.	34,900	198,367	125,290	N/A	N/A	15,561	374,118
Ferris, John R.	49,167	198,367	125,290	N/A	N/A	15,004	387,828
Ford, Thomas	29,300	198,367	125,290	N/A	N/A	14,650	367,607
Glovsky, Mark B.(5)	3,300	—	—	N/A	N/A	—	3,300
Goldman, Neal H.	35,000	198,367	125,290	N/A	N/A	14,912	373,569
Hersey, Eleanor M.(6)	26,400	198,367	125,290	N/A	N/A	2,674	352,731
Moran, Mary C.	33,200	198,367	125,290	N/A	N/A	10,932	367,789
O'Brien, J. Michael	40,700	198,367	125,290	N/A	N/A	14,537	378,894
Pereira, John M.	21,400	198,367	125,290	N/A	N/A	15,007	360,064
Scott, Pamela C.(5)	4,800	—	—	N/A	N/A	—	4,800
Stringer, Diane T.	37,100	198,367	125,290	N/A	N/A	14,401	375,158
Tripoli, Michael F.(5)	4,100	—	—	N/A	N/A	—	4,100

(1)
Reflects all fees earned or paid for services as a director of Danvers Bancorp, Inc. and Danversbank ($800 per Board Meeting attended, $700 per Committee Meeting attended, and $1,250 monthly for the Danversbank Board of Investment Committee) and annual retainer paid in 2009 ($10,000) for services as a director earned during 2008. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on committees of the Board of Directors. Mr. O'Brien received $15,000 for services as Lead Director; Mr. Drislane received $10,000 for services as Chairman of the Audit Committee; Mr. Ferris received $10,000 for services as Chairman of the Compensation Committee; and Mr. Cerretani received $8,000 for services as Chairman of the Governance Committee.

(2)
Stock awards vest 20% per year over a five-year period. The dollar value is grant date fair value of the awards. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 19 to the financial statements contained in our Form 10-K for the year ended December 31, 2009.

(3)
Option awards vest 20% per year from the date of the grant and are fully vested in year five. The maximum term of each option is ten years (five years for a 10% owner). The dollar value is grant date fair value of the awards. For the assumptions used in calculating the grant date fair value under ASC 718, see Note 19 to the financial statements contained in our Form 10-K for the year ended December 31, 2009.

(4)
Represents the long-term care insurance paid by the Company for each board member. Mr. Glovsky, Ms. Scott and Mr. Tripoli were not eligible for long-term care insurance in 2009.

(5)
Former Beverly National Corporation board director. As a result of the Beverly National Corporation acquisition, on October 30, 2009, Mr. Glovsky, Ms. Scott and Mr. Tripoli became directors of the Company in November 2009.

(6)
Ms. Hersey voluntarily terminated her long-term care insurance effective October 31, 2009.

Outstanding Equity Awards

        The following table itemizes outstanding option awards and stock awards held by the Company's Directors as of December 31, 2009:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Options Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
Brinkley, Diane C.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Broudo, Robert J.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Cerretani, Craig S.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Cranney, Brian C.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Drislane, John P.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Ferris, John R.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Ford, Thomas	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Glovsky, Mark B.	N/A	—	—	—	—	N/A	—	—
Goldman, Neal H.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Hersey, Eleanor M.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Moran, Mary C.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
O'Brien, J. Michael	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Pereira, John M.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Scott, Pamela C.	N/A	—	—	—	—	N/A	—	—
Stringer, Diane T.	02/09/09	—	33,500	33,500	13.00	02/09/19	15,259	198,214
Tripoli, Michael F.	N/A	—	—	—	—	N/A	—	—

(1)
Option awards vest 20% per year from the date of the grant and are fully vested in year five.

(2)
Options expire ten years from the grant date (five years for a 10% owner).

(3)
Stock awards vest 20% per year over a five-year period.

(4)
The amount shown represents the number of stock awards that have not vested multiplied by the closing price of the Company's common stock on December 31, 2009, which was $12.99.

Cash Retainer and Meeting Fees for Non-Employee Directors

        The following table sets forth the applicable retainers and fees paid to our non-employee directors for their service on the Board of Directors of Danvers Bancorp, Inc. and Danversbank during 2009:

Fee per board meeting attended	$ 800
Fee per committee meeting attended	$ 700
Annual retainer	$10,000 / year(1)
Danversbank Board of Investment Committee member fee	$15,000 / year

(1)
Employee directors do not receive an annual retainer.

Nonqualified Deferred Compensation Plan

        The Company offers a nonqualified deferred compensation plan to provide directors with the opportunity to defer all or a portion of their fees. Deferrals are credited quarterly with interest at a rate equal to the average yield on the Company's loan portfolio for the preceding calendar year. Participants are 100 percent vested in their voluntary deferrals. Participants receive distributions from the plan upon separation from service or death, or on a fixed date selected by the participants. Plan benefits are paid in a lump sum or annual installments over a period not exceeding ten years, in accordance with participants' elections. Upon the death of the participant, the designated beneficiary receives any remaining payments due under the plan.

Other Benefits

        The Company provides individual long term care insurance to its directors.

EXECUTIVE OFFICERS

        The following sets forth certain information regarding executive officers of the Company. Information pertaining to Messrs. Bottomley, McCarthy and O'Neil, who are both directors and executive officers of the Company, may be found in the section entitled "Proposal 1: Election of Directors."

Name	Position with Company	Age
Donat A. Fournier	Executive Vice President/Wealth Management	62
David A. Lahive	Senior Vice President/Chief Credit Officer	45
Michael W. McCurdy	Executive Vice President/General Counsel and Secretary/ Director of Retail Banking	41
Mary C. McGovern	Senior Vice President/Chief Accounting Officer	45
Jack M. Murray, Jr.	Senior Vice President/Chief Auditor	58
L. Mark Panella	Executive Vice President/Chief Financial Officer	54
Peter Z. Shabowich	Senior Vice President/Chief Investment Officer	47

        Donat A. Fournier, Executive Vice President/Wealth Management.    Mr. Fournier was President and Chief Executive Officer of Beverly National Bank from 2002 until the acquisition by Danvers Bancorp, Inc., which occurred in October 2009. Prior to joining Beverly National, he was Senior Vice President and Director of Small Business Banking for Webster Bank. Mr. Fournier worked for New England Community Bancorp as Senior Lender from 1993 until 1999. He also worked many years for Eastland Financial Corporation. Mr. Fournier began his career at Chase Manhattan, London in 1973. He earned his undergraduate degree from Husson College in 1970.

        David A. Lahive, Senior Vice President/Chief Credit Officer.    Mr. Lahive is primarily responsible for the Company's credit quality administration, risk oversight, management of the loan review process and lending policies. Mr. Lahive joined Danversbank in May of 2002 as the Senior Vice President of Commercial Real Estate Lending and he was appointed Senior Credit Officer in October of 2007. He joined Danversbank from MetroWest Bank where he was the Senior Vice President of Commercial Real Estate Lending. Prior to MetroWest Bank, he was employed by The Boston Five Cents Savings Bank as a Commercial & Construction Lending Officer.

        Michael W. McCurdy, Executive Vice President/General Counsel and Secretary/Director of Retail Banking.    Mr. McCurdy was the President and Chief Executive Officer of BankMalden and joined Danversbank as a Senior Vice President for Legal and Corporate Operations when the merger of the two institutions took place in February, 2007. Mr. McCurdy currently serves as the Company's General Counsel and Director of Retail Banking. Prior to his tenure at BankMalden, Mr. McCurdy worked as an associate with a Boston law firm. Mr. McCurdy earned his B.A. in Political Science from University of California at Santa Barbara in 1990 and his J.D. from Suffolk Law School in 1996.

        Mary C. McGovern, Senior Vice President/Chief Accounting Officer.    Ms. McGovern joined Danversbank in May of 1999 as an Assistant Treasurer in the Finance Department. She has 20 years of banking experience having worked as a Financial Officer at Boston Private Bank & Trust Company for seven years and for four years as Assistant Controller at Capital Crossing Bank in Boston. Ms. McGovern was promoted to Assistant Vice President and Controller in January 2000 and to Vice President in March of 2002. She was promoted to First Vice President in November 2004, Chief Accounting Officer in December 2006, and to Senior Vice President in September of 2008. She manages the Finance Department, which is responsible for all financial reporting, wire transfer processing, budgeting, account reconciliations as well as maintaining all aspects of the general ledger. Ms. McGovern received her Bachelor of Arts degree in Mathematics from Emmanuel College and her M.B.A. in Finance at Babson College.

        Jack M. Murray, Jr., Senior Vice President/Chief Auditor.    Mr. Murray joined Danversbank in 2002 as Vice President, Risk Management. He previously held positions with MetroWest Bank as Senior Vice President—Director of Internal Audit from 1998 to 2001, and as Senior Manager at KPMG LLP from 1994 to 1998. Mr. Murray oversees the Internal Audit function. He reports directly to the Audit Committee of the Board of Directors and administratively to James J. McCarthy, Executive Vice President & Chief Operating Officer.

        L. Mark Panella, Executive Vice President/Chief Financial Officer.    Mr. Panella joined the Danversbank in July of 1995 as Senior Vice President and Chief Financial Officer. He previously worked at Boston Private Bank & Trust Company as the Chief Financial Officer, Senior Operations Officer and Treasurer. He has also worked for two companies that provided software solutions to the banking industry. Mr. Panella is primarily responsible for the Company's financial reporting, investor relations, budgeting, insurance contract negotiations and overall accounting and regulatory compliance. He earned his B.A. in Economics from Dartmouth College in 1978.

        Peter Z. Shabowich, Senior Vice President/Chief Investment Officer.    Mr. Shabowich joined Danversbank in June of 1983. Mr. Shabowich manages the Company's investment portfolio, is responsible for external borrowings, and formulates ALCO strategies. Mr. Shabowich works with the loan department on interest rate swaps and derivative products. In addition, Mr. Shabowich serves as the Company's Director of Security. Mr. Shabowich earned a B.A. from Merrimack College in 1986, his M.B.A. from Salem State College in 1993 and his M.S. in Criminal Justice Administration from Western New England College in 1995.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This section provides a description of the roles and responsibilities of the Compensation Committee of the Company's Board of Directors. Additionally, this section details the Company's executive compensation philosophy and contains a discussion of each material element of the Company's executive officer compensation program as it relates to the following "named executive officers" (the "Named Officers") whose compensation information is detailed more completely in the tables contained in the following section:

Kevin T. Bottomley	President & Chief Executive Officer
James J. McCarthy	Executive Vice President/Chief Operating Officer
John J. O'Neil	Executive Vice President/Chief Lending Officer
L. Mark Panella	Executive Vice President/Chief Financial Officer
Michael W. McCurdy	Executive Vice President/General Counsel and Secretary/ Director of Retail Banking

Executive Summary

        The Company's success depends on our ability to hire and retain highly qualified executives that have the potential to influence our performance and enhance shareholder value over time. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company's shareholders. The Compensation Committee oversees the executive compensation program and determines the compensation for the Company's executive officers. The Committee believes that the Named Officers were instrumental in helping the Company achieve strong financial performance in the challenging economic environment in 2009.

        In 2009, the Company reported relatively strong financial results and completed the acquisition of Beverly National Corporation and its subsidiary Beverly National Bank. At year end, the Company recorded net income of $5.3 million and assets of $2.5 billion. The Company's total deposit balances increased by $647 million, or 57.9% for the year ended December 31, 2009, and the Company opened new branch locations in Cambridge and Waltham. In 2009, the Company reported loan growth of $547 million and its asset quality metrics remained relatively stable. (The Company's deposit and loan growth figures for 2009 include its acquisition of Beverly National Corporation).

        The Company believes that the executive compensation program has served the Company well, as evidenced by the Company's performance in 2009.

Role of the Compensation Committee

        The Compensation Committee is responsible for discharging the Board's responsibilities regarding the compensation philosophy, program and practices as they relate to the Company's directors and Named Officers. The primary purpose of the Compensation Committee is to develop, approve and implement compensation policies and plans that are fair and appropriate to attract, retain and motivate executives to further the Company's long-term strategic plan and drive stockholder value.

        The Compensation Committee meets throughout the year and held seven meetings in 2009. The frequency of the meetings was indicative of the work undertaken by the Compensation Committee to provide for a reasonable, competitive and sound compensation program. Four members of the Board serve on the Compensation Committee, each of whom is independent.

Use of Consultants

        The Compensation Committee has the authority to engage independent compensation consultants to assist it in the compensation process. The consultants are retained by and report directly to the Compensation Committee. The Compensation Committee places no restrictions on consultants within the scope of contracted services. The Compensation Committee does not prohibit management from engaging these consultants for other services; however, any engagements must be approved by the Compensation Committee. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies.

        During 2009, the firm of Pearl Meyer & Partners ("PM&P"), a nationally-recognized executive compensation firm was engaged by the Company to serve as the Compensation Committee's independent compensation consultant for the purpose of evaluating the Company's compensation philosophy and objectives and compensation programs, including a comprehensive review of executive officer and Board compensation and providing ongoing advice to the Compensation Committee throughout the year. Additionally, the Compensation Committee utilized the services of the law firms of Goodwin Procter LLP and Hogan & Hartson LLP on issues related to executive and board compensation. The Compensation Committee has direct access to these legal and compensation advisors throughout the year.

Role of Executive Officers and Management

        The Compensation Committee regularly meets in executive session. The Compensation Committee occasionally requests one or more members of executive or senior management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Compensation Committee members vote on decisions regarding executive compensation.

        The Company's President and Chief Executive Officer provides recommendations to the Compensation Committee on matters of compensation philosophy, performance measures, plan design and the general guidelines for executive officer compensation and these recommendations are then considered by the Compensation Committee. The Compensation Committee meets with the President and Chief Executive Officer to discuss his performance and compensation package, but ultimately decisions regarding his compensation is made solely based upon the Compensation Committee's deliberations, as well as input from the compensation consultant as requested. The Compensation Committee reviews recommendations from the President and Chief Executive Officer, as well as input from the compensation consultant as and other advisors requested, in its approval of compensation decisions regarding other executive officers.

Compensation Philosophy and Objectives

        The Compensation Committee believes that the most effective compensation program is one that is designed to attract and retain qualified and experienced officers and, at the same time, is reasonable, competitive, and aligned with our compensation (or pay for performance) philosophy. The Compensation Committee uses a combination of widely recognized industry surveys and publicly available data from proxy statements for purposes of comparing appropriate compensation levels for all of the Company's senior executives. In utilizing these surveys and data, the Compensation Committee gives particular attention to banks of comparable size and geographic location, and seeks to ensure the Company's compensation programs are reasonably structured when compared with banking franchises of similar size, scope and business model.

        Our philosophy is to align our executive compensation with performance which is represented through a combination of short and long-term incentives. This allows us to target market median total compensation for meeting our performance goals while varying actual compensation to reflect our actual performance both short-term and long-term. We believe that superior performance should be rewarded with above-average pay (e.g., 75th percentile) while less than average performance should result in lower than average pay. We recognize that the pay-performance relationship is dynamic and varies year to year. However, our goal is that sustained high performance should be rewarded by above market total compensation.

Compensation Benchmarking

        In 2007, the Compensation Committee retained PM&P to conduct a comprehensive competitive market review that was used to make 2008 compensation decisions. The market review included data from a peer group (the "Peer Group") of institutions of similar asset size and regional location as well as data from several banking industry surveys. In late 2008, PM&P updated the market ranges from the 2007 study to enable the Committee to make 2009 compensation decisions. The Peer Group consisted of 22 institutions ranging from $1 billion to $2.5 billion in total asset size.

        The Peer Group was as follows:

Assets of $1 Billion—$2.5 Billion
Independent Bank Corp.	Suffolk Bancorp
Hudson Valley Holding Corp.	Northfield Bancorp, Inc. (MHC)
Washington Trust Bancorp, Inc.	Alliance Financial Corporation
Tompkins Financial Corporation	Rockville Financial, Inc. (MHC)
Bershire Hills Bancorp, Inc.	Peapack-Gladstone Financial Corporation
Financial Institutions, Inc.	Canandaigua National Corporation
Camden National Corporation	First National Lincoln Corporation
State Bancorp, Inc.	Merchants Bancshares, Inc.
Arrow Financial Corporation	Smithtown Bancorp, Inc.
Century Bancorp, Inc.	Enterprise Bancorp, Inc.
Bancorp Rhode Island, Inc.	Westfield Financial, Inc.

        In late 2009 and following the acquisition of Beverly National Corporation, the Compensation Committee instructed PM&P to update the Peer Group to ensure that it included companies of similar asset size and complexity. This review will be conducted in 2010.

2009 Compensation Elements and Decisions

        In 2009, the compensation of the Named Officers primarily consisted of the following elements:

  •
  base salaries;

  •
  annual cash bonuses;

  •
  equity incentive awards;

  •
  retirement benefits; and

  •
  perquisites and other personal benefits.

Base Salaries

        The Company provides its executive officers with an annual base salary to compensate them for services rendered during the year. The Compensation Committee targets annual base salary ranges that are competitive with the market median (e.g. 50th percentile) for each executive's specific role.

Competitive pay ranges represent a range +/-15% of the market median to provide guidelines for the Compensation Committee in making pay decisions. Actual pay levels for each executive are reviewed and determined annually based on an assessment of the executive officer's level of achievement and performance in the role. Merit increases normally take effect in January of each year. During its review of base salaries for executives, the Compensation Committee considered:

  •
  market data;

  •
  an internal review of the executive's compensation, both individually and relative to other executive officers;

  •
  the individual performance of the executive;

  •
  the qualifications, performance and contributions of the officer; and

  •
  the Company's financial condition and results of operations.

        In 2009, the Compensation Committee set the annual base salaries for the Named Officers at levels that were consistent with the market analysis and pay guidelines developed by PM&P and reflective of the Compensation Committee's assessment of the individual officer's level of achievement, experience and performance. The 2009 base salaries were $470,253 for the Company's President and Chief Executive Officer, an increase of $20,253 from 2008, $208,000 for the Company's Chief Financial Officer, an increase of $8,000 from 2008, $254,980 for the Company's Chief Operating Officer, an increase of $10,980 from 2008, $248,710 for the Company's Chief Lending Officer, an increase of $10,710 from 2008, and $180,000 for the Company's General Counsel and Director of Retail Banking, an increase of $22,500 from 2008. In certain cases, the annual base salary for a Named Officer exceeded the 50th percentile of the Peer Group. In these cases, the Compensation Committee determined that the unique leadership and experience of these individuals warranted an annual base salary that exceeded the median level but was still within the market range guidelines for the position.

Short-term Incentives

        The Company's Annual Incentive Plan (the "Incentive Plan") is designed to recognize and reward employees for their collective contributions to the Company's success. The Plan rewards participants based on overall performance reflecting a combination of Company and individual performance goals that are critical to the Company's growth and profitability.

        In 2009, the Company's Named Officers were eligible to receive an annual cash bonus as part of the Company's Incentive Plan. The Incentive Plan provides for cash target awards of 40% of annual base salary for the President and Chief Executive Officer and 35% of annual base salary for the Named Officers, with the exception of the Company's General Counsel and Director of Retail Banking, who had a cash target award of 30%. The actual opportunity for each executive ranges from 50% of target for achieving threshold or minimum performance to 150% of target for achieving superior performance. If acceptable performance for the Company or the executive is not achieved at least at threshold level, an incentive award will not be paid.

        The actual bonuses awarded under the Incentive Plan are determined at the end of the fiscal year based on a combination of Company and individual performance.

Funding of the Incentive Plan

        For 2009, the funding of the pool for the Company's Incentive Plan was based on the Company's financial performance relative to a targeted level of pre-tax net income of $5.3 million, as stipulated by the annual budget and approved by the Company's board of directors. The Incentive Plan pool was funded if the Company achieved the targeted level of net income. In the event that pre-tax net income was less than 75% of the targeted pre-tax net income figure, the Incentive Plan pool would not fund and no cash bonuses would be paid out. The total Incentive Plan pool was also subject to an overriding cap of 25% of the Company's pre-tax income figure (excluding bonus and extraordinary expenses).

        In 2009, the Company recorded pre-tax net income of $5.5 million and achieved the pre-tax net income target as established by the Company's budget. However, because of the total bonus pool cap, the pool was capped at 90% funding to remain under the 25% pre-tax, pre-bonus income cap.

Payment of Annual Cash Incentive

        While Company performance relative to budget was used to determine the funding of the Incentive Plan, in making awards to Named Officers the Compensation Committee considers a combination of Company and individual performance factors.

        In 2009 and as a result of the ongoing instability in the financial services industry, the Compensation Committee continued to focus on the Company's performance in areas including asset quality, loan and deposit growth, and the performance of the Company's investment portfolio in evaluating the individual performance of the Company's Named Officers. Additionally, the Compensation Committee considered factors relative to the strategic positioning of the Company and the performance of the Named Officers in achieving certain strategic objectives, including mergers and acquisitions.

        In 2009, despite ongoing turmoil in the financial industry and difficult economic conditions, the Company's performance was relatively strong. In addition to achieving the Incentive Plan net income goal, its non-performing loans, non-performing assets and delinquent loans were at relatively stable levels, loan and deposit growth numbers exceeded budgeted growth objectives, and the Company did not suffer any impairment in its investment portfolio. The Compensation Committee evaluated generally the Company's performance in these areas as it considered the individual performance and achievement of the Named Officers. Additionally, management completed a significant strategic objective in its acquisition of Beverly National Corporation and its subsidiary Beverly National Bank. This acquisition expanded the Company's branch network, contributed to significant loan and deposit growth, and established the Company as a sizeable regional bank in the greater Boston market.

        After reviewing the Company's performance in these areas combined with its evaluation of the individual achievement of each Named Officer, the Compensation Committee authorized incentive payments for Named Officers for the fiscal year 2009. In accordance with the Incentive Plan, each Named Officer can receive incentive awards ranging from 50% to 150% of their target. In the case of the President and Chief Executive Officer, the Chief Operating Officer and Chief Lending Officer, the Compensation Committee awarded a bonus equivalent to 150% of the target awards to reflect superior individual performance and leadership. In an effort to tie long term Company and individual performance to a portion of the Incentive Plan payments, the Compensation Committee awarded a portion of the Incentive Plan payments to these three Named Officers in restricted Company stock, subject to the terms and conditions of the Company's stock option and incentive plan. The Compensation Committee awarded the Chief Financial Officer and General Counsel/Director of Retail Banking cash incentive awards that were equivalent to 120% of the target incentive level in the case of the Chief Financial Officer and 118% of the target incentive level in the case of the General Counsel and Director of Retail Banking.

        The awards were within the plan guidelines and reflect individual and Company performance. We report any awards above the 90% funded Incentive Plan amounts as discretionary bonuses in our Summary Compensation Table since these individual awards were above the Incentive Plan funding target.

Long-Term Incentives

        2008 Stock Option and Incentive Plan.    In 2008, the stockholders approved the Danvers Bancorp, Inc. 2008 Stock Option and Incentive Plan (the "Stock Plan") to provide officers, employees and directors of the Company with additional incentives to promote the growth and performance of the Company, to align management and Board interests with those of the Company's stockholders, and provide a means for the Company to attract and retain superior employees and directors.

        Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Stock Plan. Awards may be granted in a combination of incentive and non-statutory stock options or restricted stock awards. The exercise price of options granted under the plan may not be less than the fair market value on the date the stock option is granted.

        On February 9, 2009, the Compensation Committee approved the restricted stock and stock option grants to the directors of the Company and the members of senior management, including the Named Officers. Awards were made within regulatory limits and in line with the Company's compensation philosophy. In making award decisions, the Compensation Committee reviewed regulatory guidelines, industry and market data, and input provided by independent compensation consultants. In particular, the Compensation Committee considered the stock award grants of converted financial institutions in determining stock award grants for the members of the executive and senior management teams. The Compensation Committee also considered recommendations from the Chief Executive Officer for grants to other Named Officers.

        In allocating available awards under the Stock Plan, the Compensation Committee allocated the awards to 24 officers in total. The decision to grant stock awards to a number of officers at the Company is consistent with the goal of compensating employees for sustained long-term growth and achieving shareholder value, as stock options deliver value only when the value of the Company's stock increases.

        All stock options awarded to the Named Officers were incentive stock options, to the maximum extent permitted by law. All awards of restricted stock and options on common stock reflected in the Stock Compensation Table for Named Officers reflect a five-year vesting schedule (20% per year). Pursuant to the awards, all awardees, including the Named Officers, are entitled to cash dividends on common stock awards, whether such awards are vested or not. Currently, the cash dividend rate on restricted stock is $0.02 per share per quarter.

        Vesting of an option or restricted stock award will accelerate upon the occurrence of the Named Officer's death or disability. Upon the occurrence of an event constituting a change in control of the Company as defined in the Stock Plan, all stock options will become fully vested, and all restricted stock awards then outstanding will vest free of restrictions.

Retirement Benefits

        401(k) Plan.    The Company provides all of its employees, including the Named Officers, with tax-qualified retirement benefits through the Company's 401(k) plan. We believe that a 401(k) plan is an attractive retirement vehicle in recruiting superior officers. All Named Officers that meet the eligibility requirements participate in the 401(k) plan on a non-discriminatory basis. Named Officers, like other employees, may begin deferring compensation as of the first day of the month following the completion of twelve months of employment with the Company. The Company provides a 401(k) match equal to 100% of participant contributions, up to 4% of each participant's compensation.

        The Company's 401(k) plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account in a variety of investment funds. One investment alternative is the Danvers Bancorp Stock Fund. The Danvers Bancorp Stock Fund permits participants to invest up to 50% of their account balances in the Company's common stock.

        Nonqualified Deferred Compensation Plan.    Since contributions to the 401(k) plan are subject to IRS limits, the Company offers a nonqualified deferred compensation plan to provide certain Named Officers, with the opportunity for additional deferrals. A similar arrangement is also available to the Company's directors. Deferrals are credited with interest at a rate equal to the average yield rate on the Company's loan portfolio for the preceding calendar year. Under the plan, Named Officers designated as participants by the Board of Directors may defer bonus payments otherwise payable to them in the calendar year. Participants are 100 percent vested in their voluntary deferrals. Participants receive distributions from the plan upon separation from service or death, or on a fixed date selected by the participants. Plan benefits are paid in a lump sum or annual installments over a period not exceeding ten years, in accordance with participants' elections. Upon the death of the participant, the designated beneficiary receives any remaining payments due under the plan.

        No Named Officers are participating in our deferred compensation plan. Accordingly, the "Nonqualified Deferred Compensation Table" is omitted.

        Supplemental Executive Retirement Plan.    The Company also provides supplemental executive retirement benefits for Messrs. Bottomley, McCarthy, O'Neil and Panella through a supplemental executive retirement plan (the "SERP"). The Company provides these retirement benefits in order to remain competitive and to attract and retain our senior executives who were hired later on in their careers. Under this SERP, the Company provides Messrs. Bottomley, McCarthy O'Neil and Panella with an annual benefit payable for 15 years upon retirement and after attaining age 65 equal to a fixed percentage of the average compensation of their highest three calendar years within the final five calendar years of their employment, reduced by the sum of the benefits payable under our pension plan, the bank-funded benefits under our 401(k) plan and 50 percent of Social Security benefits. The fixed percentage is 75 percent in the case of Mr. Bottomley and 65 percent for Messrs. McCarthy and O'Neil and 60 percent for Panella.

        If a participant dies while employed by the Company, his beneficiary is entitled to receive 15 annual payments equal to a fixed percentage of the average compensation of the participant's highest three calendar years within the final five calendar years of the participant's employment. The fixed percentage is 75 percent in the case of Mr. Bottomley, 65 percent for Messrs. McCarthy and O'Neil, and 60 percent for Mr. Panella. Participants may also retire early at age 60 with ten years of service and receive a reduced benefit. Reduced benefits are also payable if a participant is terminated without cause prior to attaining early or normal retirement age. The reduction for payment of benefits prior to attainment of age 65 is waived if a participant's employment is terminated on account of death, disability or termination of employment after a change of control. The Company believes that the benefits payable to participants after termination are appropriate and consistent with the purposes of providing competitive retirement benefits and attracting and retaining our senior executives who were hired later on in their careers. The Company's executives view the SERP benefit as a critical component of their compensation package. If they are unable to continue working for us until their normal retirement age as a result of disability, death or termination without cause, the Company believes it is appropriate to provide them with a certain level of benefits in these circumstances. In lieu of payments over 15 years, a participant may also elect to receive his benefit in a lump sum.

        Employee Stock Ownership Plan.    In January 2008, the Company adopted an employee stock ownership plan for its eligible employees who have attained age 21 and have completed one year of service. The Company engaged an independent third party trustee to purchase, on behalf of the employee stock ownership plan, that number of shares equal to 8% of the sum of the number of shares sold in our initial public offering plus the number of shares contributed to the Charitable Foundation, the total of which is 1,427,400 shares. The third party trustee funded its purchase in the offering through a loan from the Company. The loan was equal to 100% of the aggregate purchase price of the Common Stock. The loan to the employee stock ownership plan is repaid principally from the Company's contributions to the employee stock ownership plan and dividends payable on Common

Stock held by the employee stock ownership plan over the anticipated 20-year term of the loan at a rate of 3.25%, adjustable annually.

        Participants will vest in the benefits allocated under the employee stock ownership plan upon completion of three years of service. A participant will also become fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's termination from employment. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

        Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

        ESOP Restoration Plan.    In 2008, the Company implemented an ESOP Restoration Plan that provides benefits to selected officers whose benefits under the Company's employee stock ownership plan are limited by applicable tax limits. The amount of benefits is limited to the amount that would have been provided under our employee stock ownership plan but for the application of the tax limits. Benefits are payable in cash to participants upon their termination of employment. In 2009 and 2008, Messrs. Bottomley, McCarthy and O'Neil were eligible for coverage by the Company's ESOP Restoration Plan.

        Split-Dollar Life Insurance Agreement.    The Company is the sole owner of a life insurance policy pertaining to Mr. Bottomley, whereby the Company will pay to Mr. Bottomley's estate or beneficiary a portion of the death benefit that the Company will receive as beneficiary of such policy.

        Employment Agreements.    The Company provides Employment Agreements for certain Named Officers. The Company entered into these agreements in connection with its conversion to a publicly-held stock institution. The agreements were intended to provide the Company with the continued employment and undivided attention of its Named Officers during and following the conversion without the potential distraction resulting from the reduction of job security inherent in employment by a publicly held institution. The agreements provide assurances to Named Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control of the Company. The agreements appropriately reflect the changed nature of executive employment with a publicly-held company compared to a mutual institution. See "Named Executive Compensation—Employment Agreements" beginning on page 35 of this Proxy Statement.

Perquisites and Other Personal Benefits

        The Company's benefits program is designed to provide moderately competitive market/industry income replacement plans in the event of executive retirement, sickness, accident, death and disability. Given the Company's desire to focus the majority of its total compensation on performance-based rewards, the Company strives to provide meaningful financial and welfare benefit security for the Named Officers of the Company.

        The Company also offers various fringe benefits to its Named Officers including group policies for medical insurance and individual long term care insurance (excluding Mr. McCurdy). The Company provides individual and family coverage to Named Officers, with the executive officer being responsible for a portion of the premium. The Company's Named Officers are provided with an automobile allowance, and the Company pays club dues for certain Named Officers and provides tax gross-ups for these perquisites. The Compensation Committee believes these benefits are appropriate and assist these officers in fulfilling their employment obligations.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. In the consideration of equity awards going forward the Compensation Committee intends to consider the impact of ASC Topic 718 and Section 162(m) of the Internal Revenue Code (which limits deduction of compensation paid to certain Named Officers to $1,000,000 unless the compensation is "performance-based").

Clawback Policy

        In addition to any other remedies available to the Company and subject to applicable law, if the Board or any committee of the Board determines that it is appropriate, the Company may recover in whole or in part any bonus, incentive payment, equity award or other compensation received by an officer of the Company to the extent that such bonus, incentive payment, equity award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer's knowing or intentional fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company's financial statements.

Stock Ownership Guidelines

        The Compensation Committee believes that Company stock ownership by Company directors and executive officers strengthens their commitment to the Company's future and further aligns their interests with those of the Company's stockholders. The Compensation Committee encourages the Company's directors and executive officers to purchase and own Company stock and discourages sales of Company stock except pursuant to a pre-arranged plan. The Compensation Committee is of the opinion that the number of shares of the Company's stock owned by each director and executive officer is a personal decision and, independent of any stock ownership requirements that are imposed by law, does not require directors or executive officers to purchase and/or own Company stock. The Compensation Committee will review the Company's policy on Company stock ownership on a periodic basis to evaluate the stock ownership practices of directors and executive officers and to consider any necessary changes or enhancements to the Company's policy on Company stock ownership.

        The following Compensation Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Compensation Committee

John R. Ferris (Chair)
Robert J. Broudo
Neal H. Goldman
J. Michael O'Brien

Dated: April 9, 2010

Named Executive Compensation

Summary Compensation Table—2009

        The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 2009, 2008 and 2007 awarded to or earned by our Chief Executive Officer, the Chief Financial Officer, and the Company's three other highest paid Named Officers whose total compensation earned in 2009, 2008 and 2007 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)

Kevin T. Bottomley	2009	470,253	107,161	2,319,602	1,331,440	169,291	379,551	88,108	(6)	4,865,406
President/Chief	2008	450,000	126,000	N/A	N/A	144,000	351,201	73,138	(6)	1,144,339
Executive Officer	2007	425,000	35,500	N/A	N/A	144,500	210,026	53,936	(6)	868,962

L. Mark Panella	2009	208,000	22,280	462,800	266,288	65,520	113,743	45,948	(7)	1,184,579
Executive Vice President/	2008	200,000	7,500	N/A	N/A	56,000	291,024	40,795	(7)	595,319
Chief Financial Officer	2007	156,539	—	N/A	N/A	46,570	41,792	6,262	(7)	251,163

James J. McCarthy	2009	254,980	36,143	1,035,255	499,290	80,319	73,530	69,917	(8)	2,049,434
Executive Vice President/	2008	244,000	59,780	N/A	N/A	68,320	86,279	50,168	(8)	508,547
Chief Operating Officer	2007	232,200	12,000	N/A	N/A	69,080	49,658	23,524	(8)	386,462

John J. O'Neil	2009	248,710	35,255	1,034,833	499,290	78,344	138,757	62,495	(9)	2,097,684
Executive Vice President/	2008	238,000	58,310	N/A	N/A	66,640	165,135	59,456	(9)	587,541
Chief Lending Officer	2007	226,800	12,000	N/A	N/A	67,473	54,294	36,282	(9)	396,849

Michael W. McCurdy	2009	180,000	15,000	185,120	66,572	48,600	N/A	33,692	(10)	528,984
Executive Vice President/	2008	157,500	12,500	N/A	N/A	44,100	N/A	26,983	(10)	241,083
General Counsel and Secretary/	2007	150,000	12,000	N/A	N/A	44,625	N/A	4,846	(10)	211,471
Director of Retail Banking

(1)
The amounts in this column represent the bonus granted at the discretion of the Compensation Committee in excess of the amount of non-equity incentive plan compensation paid. The amount earned in 2009, 2008 and 2007 were paid in 2010, 2009 and 2008, respectively.

(2)
Represents the grant date fair value of stock awards granted under the Company's 2008 Stock Option and Incentive Plan. No stock awards were granted in 2008 and 2007.

(3)
Represents the grant date fair value of option awards granted under the Company's 2008 Stock Option and Incentive Plan. No option awards were granted in 2008 and 2007.

(4)
Compensation shown in this column represents payments earned under the Annual Incentive Compensation Plan. The amounts earned in 2009, 2008 and 2007 were paid in 2010, 2009 and 2008, respectively.

(5)
In 2009, the amounts in this column are comprised of the change in the value of accumulated benefits under the SERP's. In 2008 and 2007, the amounts in this column represent the change in the value of the accumulated benefits und the SERP's, Pension Plan and Retirement Agreement, based upon the earliest retirement age of which the named executive officer can receive unreduced benefits. The Pension plan was frozen effective June 30, 2007 with payment made to participants in 2007. Effective April 11, 2008, Mr. Panella's retirement agreement was terminated, as he became a participant in the Company's SERP.

(6)
In 2009, 2008 and 2007, includes: (1) a 401(k) plan match, which was 100% up to the first 4% of participant compensation, in the amount of $9,800, $9,200 and $9,000, respectively, (2) automobile expense of $9,316, $15,015 and $13,962, respectively, (3) country club membership of $14,613, $7,995 and $7,545, respectively, (4) tax gross ups of $13,463, $7,607 and $7,675, respectively, and (5) split-dollar life insurance premiums in the amount of $10,095, $15,746 and $15,754, respectively. In addition, 2009 and 2008, includes: (1) long-term care insurance premiums of $14,788 and (2) ESOP share allocations of $16,033 and $17,575, respectively.

(7)
In 2009, 2008 and 2007, includes a 401(k) plan match, which was 100% up to the first 4% of participant compensation, in the amount of $8,320, $8,001 and $6,262, respectively. In 2009 and 2008, Mr. Panella received (1) automobile expenses of $7,776 and $15,952, respectively, (2) tax gross ups of $1,451 and $1,560, respectively, and (3) ESOP share allocations of $13,614 and $15,282, respectively. In addition, 2009 and 2008, includes long-term care insurance premiums of $14,787.

(8)
In 2009, 2008 and 2007, includes: (1) a 401(k) plan match, which was 100% up to the first 4% of participant compensation, in the amount of $9,800, $7,883 and $0, respectively, (2) automobile expense of $12,226, $16,674 and $15,530, respectively, (3) country club membership of $7,479, $3,733 and $3,699, respectively, and (4) tax gross ups of $8,601, $4,303 and $4,325, respectively. In addition, 2009 and 2008, includes (1) long-term care insurance premiums of $15,778 and (2) ESOP share allocations of $16,033 and $17,575,

(9)
In 2009, 2008 and 2007, includes: (1) a 401(k) plan match, which was 100% up to the first 4% of participant compensation, in the amount of $9,800, $9,200 and $9,000, respectively, (2) automobile expense of $7,498, $17,694 and $12,276, respectively, (3) country club membership of $7,600, $7,600 and $7,355, respectively, (4) tax gross ups of $7,384, $7,387 and $7,651, respectively. In addition, 2009 and 2008, includes: (1) long-term care insurance premiums of $14,180 and (2) ESOP share allocations of $16,033 and $17,575, respectively.

(10)
In 2009, 2008 and 2007, includes a 401(k) plan match, which was 100% up to the first 4% of participant compensation, in the amount of $7,200, $6,300 and $4,846, respectively. In addition, in 2009 and 2008, includes: (1) automobile expense of $10,971 and $7,767, respectively, (2) ESOP share allocations of $11,774 and $12,035, respectively, and (3) tax gross ups of $3,747 and $881, respectively.

        The assumptions used in determining the grant date fair value can be found in Note 19 to the Company's financial statements included in the Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End—2009

        The following table itemizes outstanding option awards and stock awards held by the Company's Named Officers as of December 31, 2009:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Options Expiration Date (2)	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)

Kevin T. Bottomley	02/09/09	—	356,000	13.00	02/09/19	178,000	2,312,220

L. Mark Panella	02/09/09	—	71,200	13.00	02/09/19	35,600	462,444

James J. McCarthy	02/09/09	—	133,500	13.00	02/09/19	78,320	1,017,377

John J. O'Neil	02/09/09	—	133,500	13.00	02/09/19	78,320	1,017,377

Michael W. McCurdy	02/09/09	—	17,800	13.00	02/19/19	14,240	184,978

(1)
Option awards vest 20% per year from the date of the grant and are fully vested in year five.

(2)
Options expire ten years from the grant date (five years for a 10% owner).

(3)
Stock awards vest 20% per year over a five-year period.

(4)
The amount shown represents the number of stock awards that have not vested multiplied by the closing price of the Company's common stock on December 31, 2009, which was $12.99.

Grants of Plan-Based Awards—2009

Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
						Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Grant Date	Target ($)	Maximum ($)

Kevin T. Bottomley	02/28/10	188,101	282,152
	02/09/09			178,000			2,314,000
	02/09/09				356,000	13.00	1,331,440

							3,645,440

L. Mark Panella	02/28/10	72,800	109,200
	02/09/09			35,600			462,800
	02/09/09				71,200	13.00	266,288

							729,088

James J. McCarthy	02/28/10	89,243	133,865
	02/09/09			78,320			1,018,160
	02/09/09				133,500	13.00	499,290

							1,517,450

John J. O'Neil	02/28/10	87,049	130,573
	02/09/09			78,320			1,018,160
	02/09/09				133,500	13.00	499,290

							1,517,450

Michael W. McCurdy	02/28/10	54,000	81,000
	02/09/09			14,240			185,120
	02/09/09				17,800	13.00	66,572

							251,692

(1)
Company's Named Officers were eligible to receive an annual cash bonus as part of the Company's Incentive Plan. The Incentive Plan provides for cash target awards of 40% of annual base salary for the President and Chief Executive Officer and 35% of annual base salary for the remaining Named Officers. The actual opportunity for each executive ranges from 50% of target for achieving threshold or minimum performance to 150% of target for achieving superior performance. If acceptable performance for the Company or the executive is not achieved at least at threshold level, an incentive award will not be paid (a detailed description of the plan is included in "Short-term Incentives" beginning on page 24).

(2)
Represents time based share awards discussed in "Long-term Incentives" beginning on page 26.

(3)
The exercise price is the closing price of the Company's common stock on the NASDAQ Stock Market LLC on the grant date.

(4)
For the restricted stock, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price). For options, the fair value on the grant date was $16.74, which was calculated using the Black Scholes option-pricing model, which can be found in Note 19 to the Company's financial statements included in the Form 10-K for the year ended December 31, 2009.

Pension Benefits Table—2009

        The following table sets forth, for each of our Named Officers, the present value of accumulated benefits payable under the SERP. The description of the plan is included in the Compensation Discussion and Analysis section of this proxy statement beginning on page 21.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)

Kevin T. Bottomley President/Chief Executive Officer	Supplemental Executive Retirement Plan	14	2,856,702

L. Mark Panella Executive Vice President/ Chief Financial Officer	Supplemental Executive Retirement Plan	15	612,576

James J. McCarthy Executive Vice President/ Chief Operating Officer	Supplemental Executive Retirement Plan	24	729,339

John J. O'Neil Executive Vice President/ Chief Lending Officer	Supplemental Executive Retirement Plan	8	1,151,003

Michael W. McCurdy Executive Vice President/General Counsel and Secretary/Director of Retail Banking	Supplemental Executive Retirement Plan	N/A	N/A

(1)
Present value of accumulated benefits under the SERP and mortality rate assumptions are consistent with those used for our financial reporting purposes, as of December 31, 2009, that retirement age is based upon the earliest retirement age.

Potential Payments upon Termination or Change-in-Control

        Assuming the employment of the Company's Named Officers were to be terminated under the circumstances listed below, each as of December 31, 2009, the following individuals would be entitled to the following payments and benefits under the terms of their employment agreements and other arrangements:

Kevin T. Bottomley

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause or Termination For Good Reason	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control Without Cause
Cash Payment	$—	$2,240,115	$—	$305,664	$—	$2,240,115
Stock Plan	—	1,387,332	—	2,312,220	2,312,220	2,312,220
SERP Payments	—	3,249,475	—	5,006,579	4,553,148	4,553,148

Total:	$—	$6,876,922	$—	$7,624,463	$6,865,368	$9,105,483

L. Mark Panella

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause or Termination For Good Reason	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control Without Cause
Cash Payment	$—	$887,400	$—	$124,800	$—	$887,400
Stock Plan	—	277,466	—	462,444	462,444	462,444
SERP Payments	—	696,800	—	1,465,050	1,162,851	1,162,851

Total:	$—	$1,861,666	$—	$2,052,294	$1,625,295	$2,512,695

James J. McCarthy

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause or Termination For Good Reason	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control Without Cause
Cash Payment	$—	$1,149,240	$—	$152,988	$—	$1,149,240
Stock Plan	—	610,426	—	1,017,377	1,017,377	1,017,377
SERP Payments	—	829,617	—	2,281,868	1,852,777	1,852,777

Total:	$—	$2,589,283	$—	$3,452,233	$2,870,154	$4,019,394

John J. O'Neil

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause or Termination For Good Reason	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control Without Cause
Cash Payment	$—	$1,120,980	$—	$149,227	$—	$1,120,980
Stock Plan	—	610,426	—	1,017,377	1,017,377	1,017,377
SERP Payments	—	1,309,257	—	2,227,861	1,944,596	1,944,596

Total:	$—	$3,040,663	$—	$3,394,465	$2,961,973	$4,082,953

Michael W. McCurdy

Payment and Benefits Upon Separation	Voluntary Separation	Involuntary Termination Not For Cause or Termination For Good Reason	Involuntary Termination For Cause	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control Without Cause
Cash Payment	$—	$—	$—	$—	$—	$730,800
Stock Plan	—	—	—	184,978	184,978	184,978
SERP Payments	—	—	—	—	—	—

Total:	$—	$—	$—	$184,978	$184,978	$915,778

        Employment Agreements.    In January 2008, the Company entered into employment agreements with Kevin T. Bottomley, L. Mark Panella, James J. McCarthy and John J. O'Neil, referred to below as the executives or executive. The Company's continued success depends to a significant degree on the executives' skill and competence, and the employment agreements help to ensure a stable management base.

        The employment agreements provide for three-year terms. The three-year term of each employment agreement shall automatically be extended each day after the commencement of such agreement, so that at any point during each executive's employment the then remaining term is three years. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans, an automobile allowance and other fringe benefits applicable to executive personnel.

        The employment agreements provide for termination by the Company for "cause," as defined in the employment agreement, at any time. If the executive's employment is terminated for cause, the executive (or his authorized representative or estate) shall be entitled to receive earned but unpaid base salary, incentive compensation earned but not yet paid, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the executive may have under any executive officer benefit plan, including without limitation the SERP.

        If the Company chooses to terminate an executive's employment without "cause," or if an executive resigns with "good reason" (defined as: (i) a substantial diminution or other substantial adverse change, not consented to by the executive in writing, in the nature or scope of the executive's responsibilities, authorities, powers, functions or duties; (ii) any removal, during the term, from the executive of his title that is not consented to in writing by the executive; (iii) an involuntary reduction in the executive's base salary except for across-the-board salary reductions based on our financial performance similarly affecting all senior management personnel; (iv) a breach by the Company of any of its material obligations under the employment agreement; (v) the involuntary relocation of the Company's offices at which the executive is principally employed or the involuntary relocation of the offices of the executive's primary workgroup to a location more than 25 miles from such offices; (vi) the Company's failure to obtain an effective agreement from any successor to assume and agree to perform the terms of the employment agreement; (vii) a change in control; or (viii) a determination by the Board not to continue to extend the term of employment), the executive will receive a lump sum amount equal to three times the sum of (A) the executive's base salary and (B) the greater of his target cash bonus for the year of termination or his highest cash bonuses earned in the preceding three years. The Company will also provide them with a payment equal to the value of the stock options and restricted stock they would have earned if they had remained employed with the Company for three additional years. The Company would also continue and/or pay for the executive's health, vision and dental coverage for three years. In addition, the executive is entitled to receive (and in the case of his death, his surviving spouse, or estate if there is no surviving spouse) a pro rata portion of the his target cash bonus for the year of termination, based on the portion of the calendar year during which the executive was employed before termination. The employment agreements provide that the executive will receive a tax gross-up payment, relating to excise tax or penalties imposed on benefits and severance received in connection with a change in control of the Company. The employment agreements further provide that the Company will indemnify the executive to the fullest extent legally allowable. In return for the benefits provided by the employment agreements, each executive agrees to certain restrictive covenants, including noncompetition and nonsolicitation agreements for 12 months (18 months in the event the executive terminates within 30 days after a change in control) after termination of employment.

        Employment Agreement.    On February 23, 2007, Danversbank entered intro a three-year employment agreement with Michael W. McCurdy. Under the agreement, Mr. McCurdy received a base salary, annual cash bonus, health, dental and vision benefit coverage for a term of 36 months following termination of employment. The agreement terminated on February 23, 2010.

        Change in Control Agreement.    On February 1, 2010, the Company entered into a change in control agreement with Michael W. McCurdy, which will be in effect for 12 months following a change in control, which replaced an existing change in control agreement. Under the agreement, in the event that within 12 months after a change in control, as defined in the agreement, Danversbank or Danvers Bancorp, Inc. or their successors terminates the employment of an individual covered by the agreement without cause, as defined in the agreement, or if the individual voluntarily resigns with good reason, as defined in the agreement, the individual will receive a lump sum payment in the amount equal to three times the sum of (a) the officer's annual base salary and (b) the greater of the officer's target cash bonus for the year of termination or the officer's highest cash bonus earned in the preceding three years, subject to the limitations imposed by Section 280G of the Internal Revenue Code. The agreements also provide for continued health, dental and vision benefit coverage for 36 months following termination of employment.

        SERP Payments.    The amounts shown in the tables above represent payments under the Supplemental Executive Retirement Plan, or, in the case of Mr. Panella, the Supplemental Retirement Agreement. For purposes of calculating these payments pursuant to the formula prescribed by the Supplemental Executive Retirement Plan, the final average compensation for Messrs. Bottomley, Panella, McCarthy, and O'Neil was assumed to be $1,031,967, $516,894, $863,373 and $555,361, respectively. The 401(k) plan benefits for Messrs. Bottomley, Panella, McCarthy, and O'Neil were assumed to be $23,913, $32,413, $115,462 and $29,703, respectively, and the primary insurance amount for Messrs. Bottomley, Panella, McCarthy, and O'Neil was assumed to be $20,010, $21,378, $25,092 and $20,586, respectively. For further discussion of the Supplemental Executive Retirement Plan or the Supplemental Retirement Agreement. See "Retirement Benefits—Supplemental Executive Retirement Plan" on page 27 of this Proxy Statement.

        The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

 AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of four members of the Board, each of whom is independent under the NASDAQ Stock Market LLC ("NASDAQ") listing standards and Securities and Exchange Commission ("SEC") rules and regulations applicable to Audit Committees. All members of the Audit Committee are financially literate under the applicable NASDAQ rules, and Mary Coffey Moran is an "audit committee financial expert" within the meaning of that term as defined by the SEC in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Board has adopted, and annually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

        The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibilities of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company's independent registered public accounting firm and internal audit function, evaluating the Company's accounting policies and the Company's system of internal controls that management and the Board have established, and reviewing material financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        The Audit Committee has reviewed and discussed the Company's December 31, 2009 audited financial statements with management and with Wolf & Company, P.C., the Company's independent registered public accounting firm. The Audit Committee has discussed with Wolf & Company, P.C. the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Wolf & Company, P.C. required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with Wolf & Company, P.C.'s independence.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2009 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. We have selected Wolf & Company, P.C. as the Company's independent registered public accounting firm for fiscal 2010, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

Members of the Audit Committee

John P. Drislane, (Chair)	Mary Coffey Moran, CPA
Eleanor M. Hersey	Thomas Ford

Dated: March 10, 2010

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Wolf & Company, P.C. currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2009. The Audit Committee has appointed Wolf & Company, P.C. to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2010.

        The affirmative vote of the holders of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on Proposal 2 is required to pass the proposal. This vote is non-binding and in the event that it is not approved by a majority of shares voted at the Annual Meeting, the Audit Committee would reconsider its selection of Wolf & Company, P.C. as the Company's independent registered public accounting firm, but is not obligated to change its selection.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF WOLF & COMPANY, P.C. AS INDEPENDENT REGISTERED ACCOUNTING FIRM

Public Accounting Fees

        The following is a summary of the fees for professional services rendered by Wolf & Company, P.C. for the fiscal years ended December 31, 2009 and 2008:

Fee Category	2009	2008
Audit Fees(1)	$320,000	$240,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	31,000	30,000
All Other Fees(4)	60,698	—

	$411,698	$270,000

(1)
Audit Fees. Audit fees were for professional services rendered for the audit of our annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

(2)
Audit-Related Fees. There were no audit-related fees.

(3)
Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax planning, tax audit defense, and mergers and acquisitions. The Audit Committee considered and determined that the provision for non-audit services provided by Wolf & Company, P.C. is compatible with maintaining that firm's independence.

(4)
All Other Fees. In 2009, other fees were for professional services provided for audit of ESOP plan, assessment and review of information and vendor risk and board training.

        Representatives of Wolf & Company, P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of
Independent Registered Public Accounting Firm

        At present, our Audit Committee approves each engagement for audit and non-audit services before we engage Wolf & Company, P.C. to provide those services. Our Audit Committee has not established any pre-approval policies or procedures that would allow management to engage Wolf & Company, P.C., to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by Wolf & Company, P.C. for fiscal year 2009 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        We intend to hold the 2011 Annual Meeting in May, 2011. If you would like to submit nominations for director or other business to be brought before the 2011 Annual Meeting you must give timely notice thereof in writing to the Secretary of the Corporation. In order for notice to be timely it must be delivered not later than the close of business no later than December 17, 2010.

        You must submit proposals in writing to the attention of the Corporate Secretary at the following address: Danvers Bancorp, Inc., One Conant Street, Danvers, Massachusetts 01923.

OTHER MATTERS

        The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

        The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company's employees may solicit proxies personally or by telephone without additional compensation.

        An additional copy of our annual report on Form 10-K for the year ended December 31, 2009, will be furnished without charge upon written request or telephone request to Rebecca Skerry, Executive Assistant, One Conant Street, Danvers, Massachusetts 01923, or call (978) 739-0211.

X ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2010, 10:00 A.M. EASTERN STANDARD TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS With- For All For hold Except Detach above card, sign, date and mail in postage paid envelope provided. REVOCABLE PROXY DANVERS BANCORP, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Please be sure to date and sign this proxy card in the box below. 6408 IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL NOT BE CAST. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE http://www.snl.com/irweblinkx/GenPage.aspx?IID=1984120&GKP=203213 DANVERS BANCORP, INC. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. The undersigned stockholder of Danvers Bancorp, Inc., a Delaware corporation (the “Company”), hereby appoints Kevin T. Bottomley, President and Chief Executive Officer, and Michael W. McCurdy, Executive Vice President and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on May 21, 2010 at 10:00 a.m., Eastern Time, at the Peabody Marriott Hotel, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 2. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. 3. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. Please indicate if you plan to attend this meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 1. To elect five directors to the Company’s Board of Directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualify: (01) Brian C. Cranney (04) Thomas Ford (02) John P. Drislane (05) James J. McCarthy (03) John R. Ferris For Against Abstain

YOUR VOTE IS IMPORTANT! Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: The Proxy Statement and Annual Report to Stockholders are available at http://www.snl.com/irweblinkx/GenPage.aspx?IID=1984120&GKP=203213 You can vote in one of three ways: 1. Call toll free 1-866-239-6862 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.proxyvotenow.com/dnbk and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS REVOCABLE PROXY DANVERS BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 21, 2010, 10:00 A.M., EASTERN STANDARD TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANVERS BANCORP, INC. The undersigned stockholder of Danvers Bancorp, Inc., a Delaware corporation (the “Company”), hereby appoints Kevin T. Bottomley, President and Chief Executive Officer, and Michael W. McCurdy, Executive Vice President and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held on May 21, 2010 at 10:00 a.m., Eastern Time, at the Peabody Marriott Hotel, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL NOT BE CAST. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE DANVERS BANCORP, INC. — ANNUAL MEETING, MAY 21, 2010, 10:00 A.M., EASTERN TIME 6408

Date Sign above Please be sure to date and sign this proxy card in the box below. 1. To elect five directors to the Company’s Board of Directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualify: (01) Brian C. Cranney (04) Thomas Ford (02) John P. Drislane (05) James J. McCarthy (03) John R. Ferris THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 Withhold For All For All Except IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW 2. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 3. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder. Mark here if you plan to attend the meeting Mark here for address change and note change Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If executed by a company or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority. For Against Abstain INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. Your vote is important! PROXY VOTING INSTRUCTIONS Instead of mailing your proxy, you may choose to submit your proxy by telephone or by Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, May 21, 2010. It is not necessary to return this proxy if you vote by telephone or Internet. FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., Eastern Time, May 21, 2010: 1-866-239-6862 Vote by Internet anytime prior to 3:00 a.m., Eastern Time, May 21, 2010 go to https://www.proxyvotenow.com/dnbk Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. ANNUAL MEETING MATERIALS ARE AVAILABLE ON-LINE AT: http://www.snl.com/IRWebLinkX/GenPage.aspx?gkp=203213&IID=1984120 REVOCABLE PROXY DANVERS BANCORP, INC. PLEASE MARK VOTES AS IN THIS EXAMPLE X Annual Meeting of Stockholders MAY 21, 2010